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                                                                     Exhibit A-1

                        Planicie - Banderita & Alto Valle


                                  Duke Energy
                                       |
                                  Duke Capital
                                       |
                                   PanEnergy
                                       |
                                      DESI
                                       |
                                     DEGAD
                                       |
                                      DEI
                                       |
                                      DEG
                                       |
                                     DEILA
                                       |
          --------------------------------------------------
         |                             |                    |
   99.9% |             0.1%            |                    |
     Management -------------- DEI Investments       DEI Argentina
                                    No. 2                   |
                                       |                    |
                                       |      0.1%          | 99.9%
                                        -------------- Generating
                                                            |
                                                            | 90.87%
                                                           HCC







Ownership is 100% unless otherwise specified